EXHIBIT 99.1

OTCQB/BERLIN: BWPC

Blue Water Petroleum Corp. Announces Release of 51-101 Evaluation Report
and Reserve Estimate Reports on Blue Water Project.

Centennial, Colorado –– September 3, 2013 –– Blue Water Petroleum Corp. (the “Company”, “we”, “us” or “our”) announced the release of a 51-101 Resource Evaluation Report, and separate Oil Reserve Estimate Reports on the Company’s Blue Water Project in Big Horn County, Montana (collectively, the “Reports”).

“The Reports indicate the potential of the Blue Water Project and provide the Company with the information needed to continue work on the Blue Water Project.” said Tom Hynes, the Company's Chief Executive Officer.

The Reports are available on the Company’s web site at:
www.bwpet.com

Blue Water Petroleum Corp. Contact: Ellis Martin 6025 S. Quebec, Suite 100 Centennial, Colorado 80111	Website: www.bwpet.com Telephone: 1-888-498-8880 Email: ir@bwpet.com

About Blue Water Petroleum Corp.

Blue Water Petroleum Corp. is an oil and gas company that has an agreement to develop shallow oil resources on up to 12,979 leased acres in southeastern Montana. For further information please contact Ellis Martin at 1-888-498-8880.

This press release contains forward-looking statements about the Company and its business, plans, expectations and intentions. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's drill plans, expected results and future success. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors are identified in the Company's filings with the United States Securities and Exchange Commission.